UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2017

OCEAN BIO-CHEM, INC.

(Exact name of registrant as specified in charter)

Florida	0-11102	59-1564329
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4041 S.W. 47 Avenue, Fort Lauderdale, Florida	33314
(Address of principal executive offices)	(Zip Code)

(954) 587-6280

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement

On September 26, 2017, KINPAK, Inc. (“Kinpak”), a wholly-owned subsidiary of Ocean Bio-Chem, Inc. (the “Company”), indirectly obtained a $4,500,000 loan from Regions Capital Advantage, Inc. (the “Lender”), a Tennessee Corporation and subsidiary of Regions Financial Corporation, a Delaware corporation. The proceeds of the loan will be used principally to pay or reimburse costs of constructing an approximately 85,000 square foot addition to Kinpak’s manufacturing, warehouse and distribution facilities in Montgomery, Alabama, and of purchasing and installing associated machinery and equipment (the “Project”).

The loan will be funded by the Lender’s purchase of a $4,500,000 industrial revenue bond (the “Bond”) issued by The Industrial Development Board of the City of Montgomery, Alabama (the “IRB”). The Bond is a limited obligation of the IRB and is payable solely out of revenues and receipts derived from the leasing or sale of Kinpak’s facilities. In this regard, Kinpak will fund the IRB’s payment obligations by providing rental payments under a Second Restated Lease Agreement, dated as of September 1, 2017, between the IRB and Kinpak (the “Lease”), under which Kinpak leases its facilities from the IRB. (Kinpak inherited the lease structure when it first acquired its facilities from its predecessor-in-interest in 1996. Under the Lease, prior to the maturity date of the Bond, Kinpak may repurchase the facilities for $1,000 if the Bond has been redeemed or paid in whole. Kinpak may choose to keep the facilities under lease to facilitate future IRB financings and or receipt of other incentives available under Alabama law.)

The Bond will bear interest at the rate of 3.07% per annum, calculated on the basis of a 360-day year and the actual number of days elapsed (subject to increase to 6.07% per annum upon the occurrence of an event of default), and will be payable in 118 monthly installments of $31,323.60, beginning on November 1, 2017 and ending on August 1, 2027, with a final principal and interest payment to be made on September 1, 2027 in the amount of $1,799,200.75 (assuming no partial redemptions are made prior to that date). The Bond provides that the interest rate will be subject to adjustment if the United States Treasury Department, the Internal Revenue Service or a similar government entity advises the IRB, Kinpak or the Lender that interest on the Bond is includable in the gross income of the Lender for federal income tax purposes (a “Determination of Taxability”). If a Determination of Taxability occurs, the interest rate will be adjusted to the rate that would provide the Lender with an after-tax yield on the then-outstanding principal amount of the Bond equal to the after-tax yield the Lender would have received had no Determination of Taxability occurred. In addition, upon a Determination of Taxability, the Lender will receive amounts in respect of additional losses resulting from its failure to include interest on the Bond in computing its gross income for federal income tax purposes.

The Bond is subject to optional redemption, in whole or in part, by the IRB at any time at a redemption price equal to 100% of the principal amount to be redeemed plus accrued interest. The Lease provides that Kinpak may, on behalf of the IRB, effect such redemption, as described below.

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Under the Lease, Kinpak is required to make rental payments for the account of the IRB to the Lender in such amounts and at such times as are necessary to enable the payment of all principal and interest due on the Bond and other charges, if any, payable in respect of the Bond, including additional interest and other amounts that may be incurred by the Lender if a Determination of Taxability has occurred. The IRB has assigned to the Lender its interest in monies receivable under the Lease. The Lease also provides that Kinpak may, on behalf of the IRB, redeem the Bond, in whole or in part, by prepaying its rental payment obligations in an amount sufficient to effect the redemption.

To secure the payment obligations under the Bond, the IRB and Kinpak have entered into a Mortgage, Security Agreement and Assignment of Rents and Leases (the “Mortgage”), dated as of September 1, 2017, under which the Lender is provided a first priority mortgage on Kinpak’s real property, and a security interest in, among other things, substantially all of Kinpak’s equipment, machinery and furnishings, as well as construction material and supplies.

The Lease contains customary covenants and representations by the Company, including representations and covenants designed to enable interest on the Bond to be and remain excluded from the gross income of a holder of the Bond for federal income tax purposes. In addition, the Lease contains provisions relating to the Project, including limitations on utilization of Bond proceeds, deposit of unused proceeds into a custodial account (as described below) and investment of monies held in the custodial account.

The Lease and Mortgage also provide for events of default which, if any of them occur, would permit the Lender, as assignee of the IRB and on its behalf, to require all of Kinpak’s rent obligations under the Lease to be immediately due and payable. The IRB retains certain unassigned rights (for example, rights to reimbursement for out-of-pocket expenses and to indemnification) which it may independently enforce.

Under a Guaranty Agreement dated as of September 1, 2017 (the “Guaranty Agreement”), payment of amounts due and payable under the Bond and other agreements described above are guaranteed by the Company and its other consolidated subsidiaries (excluding Kinpak Inc.). In connection with its guarantee, the Company is subject to certain covenants, including financial covenants requiring that the Company maintain (i) a minimum fixed charge ratio (generally, the ratio of (A) EBITDA minus the sum of Company’s distributions to its shareholders, taxes paid and unfunded capital expenditures to (B) current maturities of Company long-term debt plus interest expense) of 1.2 to 1, tested quarterly, and (ii) a ratio of funded debt (as defined in the Guaranty Agreement) divided by the sum of net worth and funded debt of 0.75 to 1, tested quarterly. For purposes of computing the fixed charge coverage ratio, “EBITDA” generally is defined as net income before taxes and depreciation expense plus amortization expense, plus interest expense, plus non-recurring and/or non-cash losses and expenses, minus non-recurring and/or non-cash gains and income. “Unfunded capital expenditures” generally is defined as capital expenditures made from Company funds other than funds borrowed through term debt incurred to finance such capital expenditures. The Guaranty Agreement sets forth several events that constitute a default, including the failure of a guarantor to promptly perform its obligations under the Guaranty Agreement and a default under the Company’s revolving credit facility with Regions Bank.

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The Lease contemplates that the Lender may provide participations in the Bond to participants who may, in turn, provide subparticipations to subparticipants. In addition, under the resolution of the IRB authorizing, among other things, the issuance and sale of the Bond, the Lender may, subject to specified restrictions, transfer the Bond, only as a whole, in which case the transferee will succeed to the Lender’s rights under the Bond, the Lease, the Mortgage and the Guaranty Agreement.

Of the $4,500,000 proceeds of the Bond sale, approximately $1,012,000 was applied to reimburse Kinpak for previous Project expenditures and approximately $55,000 was paid directly to other parties for certain transaction costs. The remaining amount was deposited into a custodial account maintained by Regions Bank, as Custodian, and will be drawn by Kinpak from time to time to fund additional expenditures related to the Project. Pending disbursement, funds in the account will be invested in accordance with Kinpak’s instructions, subject to limitations set forth in the Lease.

The foregoing description of the Bond, the Lease, the Mortgage and the Guaranty Agreement are qualified in its entirety by reference to the actual terms of those documents, copies of which are respectively attached as Exhibits 99.1, 99.2, 99.3 and 99.4 hereto and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information in Item 1.01 of this report is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

The following exhibits are filed with this report:

Exhibit No.	Description

99.1	Form of Industrial Development Revenue Bond (Kinpak Inc. Project) Series 2017.

99.2	Second Restated Lease Agreement, dated as of September 1, 2017, between The Industrial Development Board of the City of Montgomery and Kinpak, Inc.

99.3	Mortgage, Security Agreement and Assignment of Rents and Leases, dated as of September 1, 2017, provided by The Industrial Development Board of the City of Montgomery and Kinpak, Inc.

99.4	Guaranty Agreement, dated as of September 1, 2017, provided by Ocean Bio-Chem, Inc. and its consolidated subsidiaries party thereto.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OCEAN BIO-CHEM, INC.

Date: October 2, 2017	By:	/s/ Jeffrey S. Barocas
Jeffrey S. Barocas
Chief Financial Officer

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